                                                                     EXHIBIT 8.1

                          FULBRIGHT & JAWORSKI L.L.P.
                                  TAX OPINION


April 23, 1998


EVI, Inc.
5 Post Oak Park, Suite 1760
Houston, Texas 77027

Ladies and Gentlemen:

       You have requested our opinion with respect to certain United States Federal income tax consequences of the merger (the "Merger") of Weatherford Enterra, Inc., a Delaware corporation (the "Company"), with and into EVI, Inc., a Delaware corporation ("EVI"). Pursuant to the Merger, at the effective time of the Merger (the "Effective Time of the Merger") each issued and outstanding share of Company common stock, $0.10 par value (a "Company Share") (other than Company Shares held in the treasury of the Company or owned by EVI or any direct or indirect wholly owned subsidiary of EVI or the Company, all of which will be canceled at the Effective Time of the Merger), will be converted into the right to receive .95 of a share of EVI common stock, $1.00 par value (the "EVI Common Stock").

                           FACTS AND REPRESENTATIONS

       Descriptions of the parties and of the Merger and related transactions are set forth in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") contained in the Registration Statement on Form S-4 (Registration No. 333-49527) (the "Registration Statement") filed by EVI with the Securities and Exchange Commission (the "SEC") on April 7, 1998, as amended by Amendment No. 1 to the Registration Statement. We have assumed that the information contained in the Registration Statement, as amended, is accurate and complete in all material respects as of such date and will be accurate and complete in all material respects as of the Effective Time of the Merger. Certain representations have been made to us by EVI and the Company and such representations are included in the letters attached hereto as Exhibits A and
B. We have assumed that the representations contained in the letters are true, correct and complete and will continue to be true, correct and complete at the Effective Time of the Merger. We have assumed that the aggregate of the cash and other consideration (other than EVI Common Stock) to be received by stockholders of the Company in connection with the Merger in lieu of fractional shares of EVI Common Stock or otherwise will not exceed five percent (5%) of the total fair market value of the outstanding Company Shares immediately prior to the Effective Time of the Merger.

EVI, Inc.
April 23, 1998
Page 2


                                   BACKGROUND

       The background and reasons for the Merger are set forth in the Joint Proxy Statement/Prospectus under the caption "The Merger". EVI and the Company have entered into an Agreement and Plan of Merger dated as of March 4, 1998, as amended (together with the exhibits and schedules attached thereto, the "Merger Agreement"). This opinion is being delivered to you at your request pursuant to Section 6.2(e) of the Merger Agreement. In connection with this opinion, we have reviewed the Merger Agreement and EVI and the Company have represented to us that the Merger and related transactions will be carried out in accordance with the terms of the Merger Agreement.

                            SUMMARY OF TRANSACTIONS

       Pursuant to the Merger Agreement, at the Effective Time of the Merger, the Company will be merged with and into EVI. EVI will be the surviving corporation, the Company will transfer all of its properties to EVI and EVI will assume all of the liabilities of the Company.

       On January 31, 1998, there were 51,705,615 Company Shares (including 100,951 Company Shares reserved for issuance in connection with various prior acquisitions by the Company, which such shares have not yet been issued, and excluding 997,667 Company Shares held in treasury) issued and outstanding. At the Effective Time of the Merger, each outstanding Company Share (other than Company Shares held in the treasury of the Company or owned by EVI or any direct or indirect wholly-owned subsidiary of EVI or the Company, all of which will be canceled at the Effective Time of the Merger) will be converted into
 .95 of a share of EVI Common Stock.

       The Company stockholders will not have any rights to dissent from the Merger.

       Apart from consideration to be paid in lieu of fractional shares, the consideration paid in the Merger to the Company stockholders for their Company Shares will consist solely of EVI Common Stock. Neither EVI nor the Company nor any person related to either of them has purchased or will purchase any Company Shares from the Company stockholders (other than in the Merger).

EVI, Inc.
April 23, 1998
Page 3


                                    OPINION

       Based upon the foregoing, it is our opinion that, for United States Federal income tax purposes:

                     (a)    The Merger will constitute a reorganization under
              Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),

                     (b) Each of the Company and EVI will be a party to the reorganization within the meaning of Section 368(b) of the Code, and

                     (c) Neither the Company nor EVI will recognize any gain or loss as a result of the Merger.

       This opinion is based upon the statutes, regulations promulgated thereunder, government rulings and court decisions published to date, all of which are subject to change by Congress, governmental agencies and the courts. Such opinion is specifically limited to the conclusions set forth above and no other opinions are expressed or implied. Specifically, no opinions are expressed as to state, local or foreign tax consequences or United States Federal estate or gift tax consequences.

       The parties have neither requested nor received any advance ruling from the Internal Revenue Service (the "Service") pertaining to the transactions described herein. Our opinion is not binding upon the Service or any court. Accordingly, the Service may challenge some or all of the conclusions set forth above in an audit of a Company stockholder or of one or both of the parties to the Merger. If such challenge occurs, it may be necessary to resort to administrative proceedings or litigation in an effort to sustain such conclusions, and there can be no assurance that such conclusions ultimately will be sustained.

       The opinion set forth above is based upon facts, representations and assumptions concerning the Merger as described in the Facts and Representations, Background and Summary of Transactions sections of this opinion. We have not made an independent investigation to determine the accuracy and completeness of such facts, representations and assumptions, and our opinion is conditioned upon the accuracy and

EVI, Inc.
April 23, 1998
Page 4


completeness of such facts, representations and assumptions in all respects material to this opinion.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as amended, and to the references to us under the captions "Terms of the Merger - Certain U.S. Federal Income Tax Consequences" and "Legal Matters" in the Joint Proxy Statement/Prospectus contained in the Registration Statement, as amended. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                                  Very truly yours,



                                                  Fulbright & Jaworski L.L.P.

                           EVI REPRESENTATION LETTER

                                 April 23, 1998


Baker & Botts, L.L.P.
One Shell Plaza - 910 Louisiana
Houston, Texas 77002-4995

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095


Ladies and Gentlemen:

       In connection with the opinions to be delivered pursuant to Sections 6.2(e) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement")(1) dated as of March 4, 1998, as amended, between EVI, Inc. a Delaware corporation ("EVI"), and Weatherford Enterra, Inc., a Delaware corporation ("Company"), the undersigned officers of EVI, in such capacity and not individually, hereby certify and represent as to EVI that the facts relating to the merger (the "Merger") of Company with and into EVI pursuant to the Agreement and as described in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4, as amended (Registration No. 333-49527), filed by EVI with the Securities and Exchange Commission on April 7, 1998, (the "Proxy Statement"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time of the Merger and that:

       1. The consideration to be received in the Merger by holders of Company Shares was determined by arm's length negotiations between the managements of EVI and Company. Based on the advice received from EVI's investment advisors, it is the belief of management of EVI that the fair market value of the EVI Common Stock and other consideration received by Company stockholders are, in the aggregate, approximately equal to the aggregate fair market value of the Company Shares surrendered in exchange therefor. In connection with the Merger, no holder of Company Shares will receive in exchange for such shares, directly or indirectly, any consideration other than EVI Common Stock and cash in lieu of a fractional share thereof.

       2. Neither EVI nor any corporation affiliated with or related to EVI (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to





--------------------

        (1) References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

purchase, redeem or otherwise acquire any of the EVI Common Stock issued pursuant to the Merger, other than the fractional shares of such stock for which EVI will pay cash as part of the Merger.

       3. EVI has no plan or intention to sell, exchange, transfer or otherwise dispose of any Company assets except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

       4. EVI is acquiring Company for the purpose of continuing Company's historic business. Company's business will be conducted as wholly-owned subsidiaries of EVI, and EVI shall either continue such business or cause such subsidiaries to continue to use a significant portion of Company's historic business assets in a business.

       5. EVI will pay its expenses incurred in connection with or as part of the Merger or related transactions and may pay or assume those expenses of Company that are solely and directly related to the Merger. EVI has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Shares in connection with or as part of the Merger or any related transactions. EVI has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Shares.

       6. There is no intercorporate indebtedness existing between EVI and Company that was issued, acquired or will be settled at a discount.

       7. All shares of EVI Common Stock into which Company Shares will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by EVI directly to holders of Company Shares pursuant to the Merger.

       8. The EVI Common Stock issued pursuant to the Merger will not be subject to any restriction whatsoever (other than any restrictions imposed under any applicable securities laws and those restrictions imposed on "Affiliates" of Company pursuant to agreements executed by such persons pursuant to Section 6.2(d) of the Agreement), including any escrow, repurchase restriction or risk of forfeiture.

       9. None of the shares of EVI Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the Company Stock Plans, as that term is defined in Section 3.1(c) of the Agreement.

       10. In the Merger, no liabilities of shareholders of Company will be assumed by EVI, and none of the Company Shares acquired by EVI will be subject to liabilities.

       11. EVI is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

       12. EVI is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

       13. The payment of cash in lieu of fractional shares of EVI Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to EVI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Shares instead of issuing fractional shares of EVI Common Stock will not exceed 5% of the total consideration that will be issued in the Merger to holders of Company Shares. The fractional share interests of each holder of Company Shares will be aggregated and, to the knowledge of the management of EVI, no holder of Company Shares will receive cash in an amount equal to or greater than the value of one full share of EVI Common Stock. The consideration for fractional shares will be paid by EVI.

       14. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their Company Shares to be surrendered in the Merger. None of the shares of EVI Common Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for EVI or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

       15. During the past 5 years, none of EVI or any subsidiary thereof has owned or owns, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

       16. The Merger is being effected for the reasons set forth in the Proxy Statement under the sections entitled "The Merger--EVI's Reasons for the Merger" and "The Merger--Weatherford's Reasons for the Merger" and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

       17. The Agreement and the documents described in the Agreement represent the entire understanding of EVI and Company with respect to the Merger.

       18. EVI will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

       We understand that Baker & Botts, L.L.P. and Fulbright & Jaworski L.L.P. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger.


                                                  Very truly yours,

                                                  EVI, INC.



                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                         COMPANY REPRESENTATION LETTER

                                 April 23, 1998


Baker & Botts, L.L.P.
One Shell Plaza - 910 Louisiana
Houston, Texas 77002-4995

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010-3095


Ladies and Gentlemen:

       In connection with the opinions to be delivered pursuant to Sections 6.2(e) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement")(2) dated as of March 4, 1998, as amended, between EVI, Inc. ("EVI"), a Delaware corporation, and Weatherford Enterra, Inc., a Delaware corporation ("Company"), the undersigned officers of Company, in such capacity and not individually, hereby certify and represent as to Company that the facts relating to the merger (the "Merger") of Company with and into EVI pursuant to the Agreement and as described in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4, as amended (Registration No. 333-49527), filed by EVI with the Securities and Exchange Commission on April 7, 1998, (the "Proxy Statement"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time of the Merger and that:

       1. The consideration to be received in the Merger by holders of Company Shares was determined by arm's length negotiations between the managements of EVI and Company. Based on the advice received from Company's investment advisors, it is the belief of management of Company that the fair market value of the EVI Common Stock and other consideration received by Company stockholders are, in the aggregate, approximately equal to the aggregate fair market value of the Company Shares surrendered in exchange therefor. In connection with the Merger, no holder of Company Shares will receive in exchange for such shares, directly or indirectly, any consideration other than EVI Common Stock and cash in lieu of a fractional share thereof.

       2. There is no plan or intention by any of the holders of Company Shares who own 5% or more of the Company Shares, and to the knowledge of the management





--------------------

        (2) References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

of Company, there is no plan or intention on the part of the remaining holders of Company Shares to sell, exchange, transfer or otherwise dispose of to EVI or any corporation affiliated with or related to EVI (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) a number of shares of EVI Common Stock to be received by them in connection with the Merger that would reduce the Company shareholders' ownership of EVI Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50% of the total value of all of the formerly outstanding stock of Company, immediately prior to the Effective Time of the Merger. For purposes of this representation, Company Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of EVI Common Stock are treated as outstanding Company Shares at the Effective Time of the Merger. Moreover, Company Shares that are sold, redeemed or disposed of prior to the Merger and in contemplation or as a part of the Merger, and shares of EVI Common Stock that are held by holders of Company Shares at or prior to the Effective Time of the Merger and that are otherwise sold, redeemed or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

       3. No assets of Company have been sold, transferred or otherwise disposed of which would prevent EVI from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger.

       4. EVI, Company and the holders of Company Shares each will pay separately its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions, except that EVI may pay or assume those expenses of Company that are solely and directly related to the Merger. Company has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Shares in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Shares.

       5. There is no intercorporate indebtedness existing between EVI and Company that was issued, acquired or will be settled at a discount.

       6. Company has no authorized stock other than Company Shares and preferred stock, par value $1.00 per share. At the date hereof, the only capital stock of Company issued and outstanding is Company Shares.

       7. There exist no options, warrants, convertible securities or other rights to acquire Company stock, other than rights pursuant to the Company Stock Plans, as that term is defined in Section 3.1(c) of the Agreement.

       8. In the Merger, no liabilities of the shareholders of Company will be assumed by EVI and none of the Company Shares acquired by EVI will be subject to liabilities.

       9.     Company is not an "investment company" within the meaning of
Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

       10. Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

       11. At the Effective Time of the Merger, the total fair market value of the assets of Company will exceed the total liabilities of Company assumed, including the amount of any liabilities to which the assets of Company are subject.

       12. The liabilities of Company to be assumed by EVI and the liabilities to which the assets of Company are subject were incurred by Company in the ordinary course of its business.

       13. The payment of cash in lieu of fractional shares of EVI Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to EVI of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Shares instead of issuing fractional shares of EVI Common Stock will not exceed 5% of the total consideration that will be issued in the Merger to holders of Company Shares. The fractional share interests of each holder of Company Shares will be aggregated and, to the knowledge of the management of Company, no holder of Company Shares will receive cash in an amount equal to or greater than the value of one full share of EVI Common Stock.

       14. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their Company Shares to be surrendered in the Merger. None of the shares of EVI Common Stock received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid to or to be paid to any shareholder of Company who will be an employee of or perform advisory services for EVI, Company or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

       15. None of the shares of EVI Common Stock received by any party pursuant to the Merger is separate consideration for or allocable to the Company Stock Plans.

       16. Since the date of the Agreement, except for the issuance of Company Shares pursuant to the rights described in paragraph 7 hereof and except for the Company Shares issued pursuant to Company's Restricted Stock Incentive Plan, as disclosed in Section 4.1(b) of the Disclosure Letter, Company has not issued any additional Company Shares.

       17. No holders of Company Shares have dissenters' rights with respect to the Merger under applicable laws.

       18. Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the

Merger, excluding for purposes of this representation regular, normal dividends and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

       19. The Merger is being effected for the reasons set forth in the Proxy Statement under the sections entitled "The Merger--EVI's Reasons for the Merger" and "The Merger--Weatherford's Reasons for the Merger" and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

       20. Company will not be at the Effective Time of the Merger a "United States real property holding corporation" within the meaning of Section 897 of the Code.

       We understand that Baker & Botts, L.L.P. and Fulbright & Jaworski L.L.P. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger.



                                                  Very truly yours,

                                                  WEATHERFORD ENTERRA, INC.



                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------